Exhibit (d)(6)

AMENDED AND RESTATED

APPENDIX B

TO INVESTMENT MANAGEMENT AGREEMENT

This Amended and Restated Appendix B, as amended May 18, 2017 (“Appendix B”) to the Waddell & Reed Advisors Funds Investment Management Agreement dated January 30, 2009, as amended and restated May 15, 2017 (the “Agreement”), is effective as of May 18, 2017, and supersedes any prior Appendix B to the Agreement.

FEE SCHEDULE

A cash fee computed each day on net asset value for each Fund at the annual rates listed below:

Waddell & Reed Advisors Accumulative Fund

Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Waddell & Reed Advisors Bond Fund

Net Assets	Fee
Up to $1 billion	0.475% of net assets
Over $1 billion and up to $1.5 billion	0.45% of net assets
Over $1.5 billion	0.40% of net assets

Waddell & Reed Advisors Cash Management

Net Assets	Fee
Up to $1 billion	0.35% of net assets
Over $1 billion	0.30% of net assets

Waddell & Reed Advisors Continental Income Fund

Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Waddell & Reed Advisors Core Investment Fund

Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion and up to $5 billion	0.55% of net assets
Over $5 billion and up to $6 billion	0.525% of net assets
Over $6 billion	0.50% of net assets

Waddell & Reed Advisors Dividend Opportunities Fund

Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Waddell & Reed Advisors Energy Fund

Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Waddell & Reed Advisors Global Bond Fund

Net Assets	Fee
Up to $500 million	0.625% of net assets
Over $500 million and up to $1 billion	0.60% of net assets
Over $1 billion and up to $1.5 billion	0.55% of net assets
Over 1.5 billion	0.50% of net assets

Waddell & Reed Advisors Global Growth Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Waddell & Reed Advisors Government Securities Fund
Net Assets	Fee
Up to $500 million	0.50% of net assets
Over $500 million and up to $1 billion	0.45% of net assets
Over $1 billion and up to $1.5 billion	0.40% of net assets
Over $1.5 billion	0.35% of net assets

Waddell & Reed Advisors High Income Fund
Net Assets	Fee
Up to $500 million	0.625% of net assets
Over $500 million and up to $1 billion	0.60% of net assets
Over $1 billion and up to $1.5 billion	0.55% of net assets
Over $1.5 billion	0.50% of net assets

Waddell & Reed Advisors Municipal Bond Fund
Net Assets	Fee
Up to $500 million	0.525% of net assets
Over $500 million and up to $1 billion	0.50% of net assets
Over $1 billion and up to $1.5 billion	0.45% of net assets
Over 1.5 billion	0.40% of net assets

Waddell & Reed Advisors Municipal High Income Fund
Net Assets	Fee
Up to $500 million	0.525% of net assets
Over $500 million and up to $1 billion	0.50% of net assets
Over $1 billion and up to $1.5 billion	0.45% of net assets
Over 1.5 billion	0.40% of net assets

Waddell & Reed Advisors New Concepts Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Waddell & Reed Advisors Science and Technology Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Waddell & Reed Advisors Small Cap Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Waddell & Reed Advisors Tax-Managed Equity Fund
Net Assets	Fee
Up to $1 billion	0.65% of net assets
Over $1 billion and up to $2 billion	0.60% of net assets
Over $2 billion and up to $3 billion	0.55% of net assets
Over $3 billion	0.50% of net assets

Waddell & Reed Advisors Value Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Waddell & Reed Advisors Vanguard Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Waddell & Reed Advisors Wilshire Global Allocation Fund

Predecessor Strategy
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Successor Strategy
Net Assets	Fee
Up to $500 million	0.06% of net assets
Over $500 million and up to $1 billion	0.05% of net assets
Over $1 billion and up to $2 billion	0.04% of net assets
Over $2 billion	0.03% of net assets

*If the Fund’s net assets are less than $25 million, Waddell & Reed Investment Management Company has agreed to waive the management fee, subject to its right to change or modify this waiver.